Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kroll Inc. on Form S-8 of our report dated August 30, 2002 (September 5, 2002 as to Note 16) relating to the combined financial statements of Zolfo Cooper, LLC as of December 31, 2001 and 2000 and for the years then ended, appearing in the Kroll Inc. Amendment No. 2 to Registration Statement No. 333-99203 on Form S-3 filed on October 11, 2002.

/s/ Deloitte & Touche LLP

New York, New York
December 4, 2003